Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund: Goldman Sachs Growth Opportunities Fund
Name of Underwriter or Dealer Purchased From: Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Evercore Group, L.L.C.; J.P. Morgan Securities LLC; Macquarie Capital (USA) Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; Nomura Securities International, Inc.
Name of Issuer: LINE Corp
Title of Security: LINE CORPORATION-ADR
Date of First Offering: 07/11/16
Dollar Amount Purchased: 19,737
Number of Shares or Par Value of Bonds Purchased: 601
Price Per Unit: 32.84
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From: Credit Suisse Securities (USA) LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co; Capital One Securities, Inc.; Credit Suisse Securities (USA) LLC; J.P.; Morgan Securities LLC; Johnson Rice & Company L.L.C.; Keybanc Capital Markets Inc.;
Morgan Stanley & Co. LLC; Nomura Securities International, Inc.; Piper Jaffray & Co.; Raymond James & Associates, Inc.; Scotia Capital (USA) Inc.; SunTrust Robinson Humphrey, Inc.; Tudor, Pickering, Holt & Co. Securities, Inc.; Wells Fargo Securities, LLC; Wunderlich Securities, Inc.
Name of Issuer: Diamondback Energy Inc
Title of Security: DIAMONDBACK ENERGY INC
Date of First Offering: 07/13/16
Dollar Amount Purchased: 1,620,244
Number of Shares or Par Value of Bonds Purchased: 18,154
Price Per Unit: 89.25
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Citigroup Global Markets Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co; Citigroup Global Markets Inc.; Daiwa Capital Markets America Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co. LLC; Nikko Securities Co International Inc.; Nomura Securities International, Inc.
Name of Issuer: DAI-ICHI LIFE INSURANCE
Title of Security: DAI-ICHI LIFE HOLDINGS, INC 4% 24 JUL 2049-26 144A
Date of First Offering: 07/13/16
Dollar Amount Purchased: 275,000
Number of Shares or Par Value of Bonds Purchased: 275,000
Price Per Unit: 100.00
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Merrill Lynch, Pierce, Fenner & Smith, Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co; BNY Mellon Capital Markets, LLC; Deutsche Bank Securities Inc.; Great Pacific Fixed Income Securities, Inc.; Lebenthal & Co., LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mizuho Securities USA Inc.; Morgan Stanley Securities Limited; PNC Capital Markets LLC; SMBC Nikko Securities Inc.; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC; The Williams Capital Group, L.P.
Name of Issuer: VERIZON COMMUNICATIONS
Title of Security: VERIZON COMMUNICATIONS, INC. 2.625% 15 AUG 2026-26
Date of First Offering: 07/27/16
Dollar Amount Purchased: 199,490
Number of Shares or Par Value of Bonds Purchased: 200,000
Price Per Unit: 99.75
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Deutsche Bank Securities Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC
Name of Issuer: WESTLAKE CHEMICAL CORP
Title of Security: WESTLAKE CHEMICAL CORPORA 3.6% 15 AUG 2026-26 144A
Date of First Offering: 08/03/16
Dollar Amount Purchased: 99,500
Number of Shares or Par Value of Bonds Purchased: 100,000
Price Per Unit: 99.50
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: TD Securities (USA) LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities LLC; Lloyds Bank plc; National Australia Bank Ltd.; TD Securities (USA) LLC; Wells Fargo Securities, LLC; The Williams Capital Group, L.P.
Name of Issuer: TORONTO-DOMINION BANK
Title of Security: TORONTO-DOMINION BANK (THE) 3.625% 15 SEP 2031-26
Date of First Offering: 09/08/16
Dollar Amount Purchased: 124,781
Number of Shares or Par Value of Bonds Purchased: 125,000
Price Per Unit: 99.83
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Wells Fargo Securities, LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co; Barclays Capital Inc.; HSBC Securities (USA) Inc.; Morgan Stanley & Co. LLC; SunTrust Robinson Humphrey, Inc.; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC
Name of Issuer: NVIDIA CORP
Title of Security: NVIDIA CORP 2.2% 16 SEP 2021-21
Date of First Offering: 09/13/16
Dollar Amount Purchased: 99,802
Number of Shares or Par Value of Bonds Purchased: 100,000
Price Per Unit: 99.80
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Citigroup Global Markets Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Barclays Capital Inc.; BBVA Securities Inc.; BNP Paribas Securities Corp.; Capital One Securities, Inc.; Citigroup Global Markets Inc.; Credit Agricole Securities (USA) Inc.; Credit Suisse Securities (USA) LLC;
Fifth Third Securities, Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; Morgan Stanley & Co. LLC; PNC Capital Markets LLC; RBC Capital Markets, LLC; Scott & Stringfellow, LLC; SMBC Nikko Securities Inc.; TD Securities (USA) LLC; Wells Fargo Securities, LLC; The Williams Capital Group, L.P.
Name of Issuer: VENTAS REALTY LP
Title of Security: VENTAS REALTY, LIMITED PARTNE 3.25% 15 OCT 2026-26
Date of First Offering: 09/14/16
Dollar Amount Purchased: 199,622
Number of Shares or Par Value of Bonds Purchased: 200,000
Price Per Unit: 99.81
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Barclays Capital Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Bank of China Limited;
Barclays Capital Inc.; Citigroup Global Markets Inc.; Commerz Markets LLC; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; HSBC Securities (USA) Inc.; J.P. Morgan Securities LLC; Lloyds Bank plc; Mediobanca Banca di Credito Finanziario S.p.A.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; RBS Securities Inc.; Santander Investment Securities Inc.; Scotia Capital (USA) Inc.; SMBC Nikko Securities Inc.;
Wells Fargo Securities, LLC
Name of Issuer: SHIRE ACQ INV IRELAND DA
Title of Security: SHIRE ACQUISITIONS INVESTMENTS IR 1.9% 23 SEP 2019
Date of First Offering: 09/19/16
Dollar Amount Purchased: 224,818
Number of Shares or Par Value of Bonds Purchased: 225,000
Price Per Unit: 99.92
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Barclays Capital Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Bank of China Limited;
Barclays Capital Inc.; Citigroup Global Markets Inc.; Commerz Markets LLC; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; HSBC Securities (USA) Inc.; J.P. Morgan Securities LLC; Lloyds Bank plc; Mediobanca Banca di Credito Finanziario S.p.A.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; RBS Securities Inc.; Santander Investment Securities Inc.; Scotia Capital (USA) Inc.; SMBC Nikko Securities Inc.;
Wells Fargo Securities, LLC
Name of Issuer: SHIRE ACQ INV IRELAND DA
Title of Security: SHIRE ACQUISITIONS INVESTMENTS 3.2% 23 SEP 2026-26
Date of First Offering: 09/19/16
Dollar Amount Purchased: 199,762
Number of Shares or Par Value of Bonds Purchased: 200,000
Price Per Unit: 99.88
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Strategic Growth Fund
Name of Underwriter or Dealer Purchased From: Citigroup Global Markets Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co; BTIG, LLC; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co. LLC; PNC Capital Markets LLC; Scotia Capital (USA) Inc.;
SunTrust Robinson Humphrey, Inc.
Name of Issuer: VALVOLINE INC
Title of Security: VALVOLINE INC.
Date of First Offering: 09/23/16
Dollar Amount Purchased: 1,686,058
Number of Shares or Par Value of Bonds Purchased: 76,639
Price Per Unit: 22.00
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Growth Opportunities Fund
Name of Underwriter or Dealer Purchased From: Citigroup Global Markets Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; BTIG, LLC; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co. LLC; PNC Capital Markets LLC; Scotia Capital (USA) Inc.;
SunTrust Robinson Humphrey, Inc.
Name of Issuer: VALVOLINE INC
Title of Security: VALVOLINE INC.
Date of First Offering: 09/23/16
Dollar Amount Purchased: 588,522
Number of Shares or Par Value of Bonds Purchased: 26,751
Price Per Unit: 22.00
Resolution Approved:   Approved at the December 14, 2016 Board Meeting.*

Name of Fund: Goldman Sachs Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From: Barclays Capital Inc.
Names of Underwriting Syndicate Members: (GS) GOLDMAN, SACHS & CO.
Goldman, Sachs & Co.; ABN AMRO Securities (USA) LLC; Barclays Capital Inc.; Citigroup Global Markets Inc.; J.P. Morgan Securities LLC;
Jefferies LLC; KeyBanc Capital Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Raymond James & Associates, Inc.; RBC Capital Markets, LLC; Scotia Capital (USA) Inc.; Seaport Global Securities LLC; Stephens Inc.; Tudor, Pickering, Holt & Co. Securities, Inc.; UBS Securities LLC; Wunderlich Securities, Inc.
Name of Issuer: RSP PERMIAN INC
Title of Security: RSP PERMIAN INC
Date of First Offering: 10/13/16
Dollar Amount Purchased: 2,796,412
Number of Shares or Par Value of Bonds Purchased: 70,350
Price Per Unit: 39.75
Resolution Approved:   Approved at the February 16, 2017 Board Meeting.**

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Credit Suisse Securities (USA) LLC
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Barclays Capital Inc.; BNP Paribas Securities Corp.; BNY Mellon Capital Markets, LLC; Citigroup Global Markets Inc.; Credit Agricole Securities (USA) Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; HSBC Securities (USA) Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mizuho Securities USA Inc.; RBC Capital Markets, LLC; Samuel A. Ramirez & Company, Inc.; U.S. Bancorp Investments, Inc.; UBS Securities LLC; Wells Fargo Securities, LLC; The Williams Capital Group, L.P.
Name of Issuer: PRINCIPAL FINANCIAL GRP
Title of Security: PRINCIPAL FINANCIAL GROUP, INC 3.1% 15 NOV 2026-26
Date of First Offering: 11/03/16
Dollar Amount Purchased: 149,781
Number of Shares or Par Value of Bonds Purchased: 150,000
Price Per Unit: 99.85
Resolution Approved:   Approved at the February 16, 2017 Board Meeting.**

Name of Fund: Goldman Sachs Strategic Income Fund
Name of Underwriter or Dealer Purchased From: Deutsche Bank Securities Inc.
Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Barclays Capital Inc.; BBVA Securities Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Agricole Securities (USA) Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co. LLC; MUFG Securities Americas Inc.; Natixis Securities Americas LLC; Scotia Capital (USA) Inc.; Wells Fargo Securities, LLC
Name of Issuer: CHESAPEAKE ENERGY CORP
Title of Security: CHESAPEAKE ENERGY CORP 8% 15 JAN 2025-20 144A REGS
Date of First Offering: 12/06/16
Dollar Amount Purchased: 24,630
Number of Shares or Par Value of Bonds Purchased: 25,000
Price Per Unit: 98.52
Resolution Approved:   Approved at the February 16, 2017 Board Meeting.**

* Resolution adopted at the Meeting of the Board of Trustees on December 14, 2016.

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”) to the Trustees, all purchases made during the calendar quarter ended September 30, 2016 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (the “Trusts”) on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).

** Resolution adopted at the Meeting of the Board of Trustees on February 16, 2017.

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”) to the Trustees, all purchases made during the calendar quarter ended December 31, 2016 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (the “Trusts”) on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).